UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2026

THE E.W. SCRIPPS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-10701	31-1223339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street
Cincinnati, Ohio 45202
(Address of Principal Executive Offices) (Zip Code)

(513) 977-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Shares, par value $0.01 per share	SSP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As is the case each year, in advance of each annual meeting of shareholders, The E.W. Scripps Company (the “Company”) has been informed by the signatories (the “Scripps Family Members”) to the Scripps Family Agreement (as defined in the Company’s proxy statement) that current Company directors Charles Barmonde, Monica Holcomb and Raymundo H. Granado, Jr. each are expected to stand for re-election to the Board of Directors (the “Board”) at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The Company is pleased that Messrs. Barmonde and Granado and Ms. Holcomb intend to stand for re-election and appreciates their continued service and contributions to the Board. In addition, the Scripps Family Members are recommending to the Nominating & Governance Committee of Board that Tracy Tunney Ward be nominated for election to the Board at the Annual Meeting. Ms. Ward served for many years with Miramar Services, Inc., which is the Scripps Family Members family office, and is well known to and well-regarded by the Company and the Board. The Nominating & Governance Committee will consider this recommendation in the ordinary course as they evaluate the slate of directors to be presented for election at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

By:	/s/ Daniel W. Perschke
	Name:	Daniel W. Perschke
	Title:	Senior Vice President, Controller
(Principal Accounting Officer)

Dated: February 6, 2026